Exhibit 10.47

REINSTATEMENT OF AND FIRST AMENDMENT
TO PURCHASE AND SALE CONTRACT

            Reinstatement of and First Amendment to Purchase and Sale Contract (the “Amendment”) is made as of September 22, 2009, between CENTURY PROPERTIES FUND XIX, LP, with an address c/o AIMCO, 4582 South Ulster Street Parkway, Suite 1100, Denver, CO 80237 (“Seller”) and WRH PROPERTIES INC., with an address at 100 Second Avenue, Suite 904, St. Petersburg, Florida 33701 (“Purchaser”).

W I T N E S S E T H:

            WHEREAS, Seller and Purchaser entered into a Purchase and Sale Contract dated as of June 8, 2009 (the “Contract”) with respect to the sale of certain property known as Tamarind Bay located in St. Petersburg, Florida, as described in the Contract;

            WHEREAS, pursuant to Section 3.2 of the Contract, Purchaser had a right to terminate the Contract by written notice given to Seller on or prior to July 8, 2009;

            WHEREAS, Purchaser exercised such termination right pursuant to that certain letter dated July 6, 2009 from Purchaser to Seller (the “Termination Notice”); and

            WHEREAS, Seller and Purchaser desire to (i) rescind the Termination Notice, (ii) reinstate the Contract in its entirety and (iii) amend the Contract on the terms set forth herein.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, the sum of $10.00 and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.      Capitalized Terms.     Capitalized terms used in this Amendment shall have the meanings given to them in the Contract, except as expressly otherwise defined herein.

2.      Reinstatement.           Purchaser hereby rescinds the Termination Notice.  Seller and Purchaser hereby agree that (i) the Termination Notice is null and void and (ii) the Contract is hereby reinstated in its entirety, as amended herein, and is hereby ratified and affirmed in all respects, as if the Termination Notice had never been given by Purchaser.  All of the terms of the Contract are hereby incorporated by reference as though originally set forth herein.

3.      Purchase Price.          The first 3 lines of Section 2.2 of the Contract are hereby deleted and replaced as follows:  “The total purchase price ("Purchase Price") for the Property shall be an amount equal to Nine Million Twenty Five Thousand Dollars ($9,025,000.00), payable by Purchaser as follows:”

4.      Feasibility Period.      Purchaser's right to terminate the Contract pursuant to Section 3.2 thereof is hereby permanently waived, and Purchaser shall have no further right to terminate the Contract pursuant to the terms of said Section 3.2.  Purchaser acknowledges and agrees that (i) Purchaser has completed its due diligence investigations of the Property and, without waiving any of the obligations or provisions of the Contract, accepts the Property as of the date of this Amendment subject to the “as-is” provisions of Section 6.2 of the Contract, (ii) the Initial Deposit being deposited with the Escrow Agent concurrently with the execution of this Amendment shall be non-refundable (except as otherwise provided for in the Contract) and (iii) Purchaser’s obligation to purchase the Property shall be conditional only as provided in Section 8.1 of the Contract or elsewhere as expressly set forth in the Contract.

5.      Rent Roll.  The Rent Roll and Arrears Report attached to the Contract as Schedule 5 is hereby replaced by the Rent Roll attached hereto as Exhibit A.

6.      Property Contracts.  Purchaser acknowledges that there are no Terminated Contracts and that all of the Property Contracts applicable to the Property shall be assumed at the Closing.

7.      Title Objections.  Purchaser’s right to object to any title matters set forth in the Title Documents and the Survey pursuant to Section 4.3 thereof is hereby permanently waived, and Purchaser shall have no further right to terminate the Contract pursuant to the terms of said Section 4.3.  Purchaser acknowledges and agrees that Purchaser has completed its title investigation of the property and accepts title to the Property subject to all matters reflected on the proforma attached hereto as Exhibit B.  Notwithstanding anything to the contrary contained in the Contract, the term “Permitted Exceptions” shall mean only the exceptions shown on the proforma attached hereto as Exhibit B.

8.      Loan Assumption Application Submittal Deadline.  The Loan Assumption Application Submittal Deadline is hereby extended to September 29, 2009.

9.      Loan Assumption Approval Period.  The Loan Assumption Approval Period is hereby amended to be the period starting on the date hereof and ending on November 6, 2009.

10.  Loan Assumption Period Extension.  Section 4.5.9.1 of the Contract is hereby deleted and replaced as follows:  “If Purchaser does not obtain the consent of Lender to the Loan Assumption and Release on or before the expiration of the Loan Assumption Approval Period, or if Purchaser deems that the requirements or conditions thereof are not acceptable to Purchaser in its sole and absolute discretion, then Purchaser shall have the right (the “Loan Assumption Extension Right”), exercisable by delivering notice to Seller not later than the expiration of the Loan Assumption Approval Period (the “Loan Assumption Period Extension Notice”), to extend the expiration date of the Loan Assumption Approval Period to December 7, 2009 for the sole purpose of obtaining Lender’s approval of the Loan Assumption and Release subject to requirements or conditions that Purchaser deems acceptable.”

11.  Loan Assumption Approval Period Termination Right.  Section 4.5.9.2 of the Contract is hereby deleted and replaced as follows:  “If Purchaser has submitted the Loan Assumption Application by the Loan Assumption Application Submittal Deadline in accordance with Section 4.5.3 above, and thereafter either (a) Purchaser is unable to obtain the consent of the Lender to the Loan Assumption and Release with conditions and requirements that are acceptable to Purchaser in its sole and absolute discretion or (b) Lender is not ready, willing and able to consummate the Loan Assumption and Release for any reason or no reason prior to the expiration of the Loan Assumption Approval Period (as the same may be extended pursuant to the Loan Assumption Extension Right), then Purchaser shall have the right, exercisable on or before the expiration of the Loan Assumption Approval Period (as the same may be extended pursuant to the Loan Assumption Extension Right), to give Escrow Agent notice terminating this Contract. If Purchaser timely exercises such termination right, then (x) this Contract shall be of no further force and effect, subject to and except for the Survival Provisions and (y) the Deposit shall be returned to Purchaser.”

12.  Closing Date.

            (a)        The first sentence of Section 5.1.1 of the Contract is hereby deleted and replaced as follows:  “The Closing shall occur on November 23, 2009 at the time set forth in Section 2.2.3 (said date, as the same may be extended pursuant to the terms of this Contract is herein called the "Closing Date") through an escrow with Escrow Agent, whereby Seller, Purchaser, and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.”

            (b)        The first sentence of Section 5.1.2 of the Contract is hereby deleted and replaced as follows:  “If Purchaser timely exercises the Loan Assumption Extension Right, then the Closing Date shall automatically be extended to the earlier of (a) the date which is fifteen (15) days after receipt of Lender’s approval of the Loan Assumption and Release (or such earlier date as is mutually acceptable to Seller and Purchaser), as such date may be extended as required by the Lender in order to complete the Loan Assumption and Release, but no later than December 28, 2009 and (b) December 22, 2009.”

            (c)        The following is hereby added as Section 5.1.3:  “Notwithstanding the foregoing, in no event shall the Closing Date be later than December 28, 2009.”

13.  No Litigation.  Section 6.5.3 of the Contract is hereby deleted and replaced as follows:  “No pending or, to the knowledge of Purchaser, threatened litigation exists with Purchaser as a party thereto which if determined adversely would restrain the consummation of the transactions contemplated by this Contract or would declare illegal, invalid or non-binding any of Purchaser’s obligations or covenants to Seller.”

14.  Purchaser’s Closing Condition.  The following is hereby added as Section 8.1.5:  “Upon payment of the premiums, the Title Insurer shall issue the Title Policy insuring title to the Property subject only to the Permitted Exceptions.”

15.  WRH Tamarind Bay, LLLP  Purchaser hereby represents that WRH Tamarind Bay, LLLP, a Florida limited liability limited partnership  is directly or indirectly controlled by the same principals that directly or indirectly control WRH Properties, Inc.  If Purchaser assigns the Contract (as modified by this Amendment) to WRH Tamarind Bay, LLLP and delivers a fully executed copy of the assignment and assumption agreement to Seller, then WRH Properties, Inc. will be released from any and all liability with respect to the Contract (as modified by this Amendment.

16.  Miscellaneous.           This Amendment (a) supersedes all prior oral or written communications and agreements between or among the parties with respect to the subject matter hereof, and (b) may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute a single instrument and may be delivered by facsimile transmission, and any such facsimile transmitted Amendment shall have the same force and effect, and be as binding, as if original signatures had been delivered.  As modified hereby, all the terms of the Contract are hereby ratified and confirmed and shall continue in full force and effect.

[signature pages to follow]

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year hereinabove written.

Seller:

CENTURY PROPERTIES FUND XIX, LP, a Delaware limited partnership

By:     FOX PARTNERS II, a California general partnership, its general partner

By:    FOX CAPITAL MANAGEMENT CORPORATION, a California corporation, its managing general partner

By:  /s/Trent A. Johnson

Name:  Trent A. Johnson

Title:  Vice President

Purchaser:

WRH PROPERTIES, INC., a Florida corporation

By:  /s/J. Mark Rutledge
Name:  J. Mark Rutledge
Title:  President

[signature page of escrow agent to follow]